UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 25, 2010
H&E Equipment Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana	70816

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 298-5200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2010 Annual Meeting of Stockholders of H&E Equipment Services, Inc. (the “Company”) was held on May 25, 2010. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, were: (1) election of seven members to the board of directors; and (2) ratification of the appointment of BDO Seidman, LLP as independent registered public accounting firm for the year ending December 31, 2010.
Each of the nominees set forth below was elected to hold office until his respective successor is duly elected and qualified or until his death, resignation or removal. Stockholders also ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010. The table below shows the votes cast for, against or withheld, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

	VOTES
	For	Withheld	Broker Non-Votes
(1) Election of Directors:

Gary W. Bagley	29,430,422	139,374	1,966,327

John M. Engquist	29,520,997	48,799	1,966,327

Keith E. Alessi	21,633,571	7,936,225	1,966,327

Paul N. Arnold	29,526,122	43,674	1,966,327

Bruce C. Bruckmann	29,273,843	295,953	1,966,327

Lawrence C. Karlson	29,072,815	496,981	1,966,327

John T. Sawyer	29,526,122	43,674	1,966,327

	For	Against	Abstain
(2) Ratification of Appointment of BDO Seidman, LLP as independent registered public accounting firm for the year ending December 31, 2010.	31,530,167	4,265	1,691

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.
May 26, 2010	By:	/s/ Leslie S. Magee
		Name:	Leslie S. Magee
		Title:	Chief Financial Officer & Secretary